                                                                     EXHIBIT 4.1

                                CBT GROUP, PLC.

                  AMENDED AND RESTATED 1994 SHARE OPTION PLAN


     1.   Purposes of the Plan.  The purposes of this Share Plan are:
          --------------------

          . to attract and retain the best available personnel for positions of substantial responsibility,

          .    to provide additional incentive to Employees and Consultants, and

          .    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Share Options or Nonstatutory Share Options, as determined by the Administrator at the time of grant.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" means the Board or any of its Committees as shall
               -------------
be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the legal requirements relating to the
               ---------------
administration of share option plans under United States state corporate and securities laws, the Code and applicable laws of Ireland.

          (c) "Board" means the Board of Directors of the Company.
               -----

          (d) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (e) "Committee" means a Committee appointed by the Board in accordance
               ---------
with Section 4 of the Plan.

          (f) "Company" means CBT Group, plc., a company incorporated under the
               -------
laws of Ireland.

          (g) "Consultant" means any person, including an advisor, engaged by
               ----------
the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (h) "Continuous Status as an Employee or Consultant" means that the
               ----------------------------------------------
employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Share Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Share Option held by the Optionee shall cease to be treated as an Incentive Share Option and shall be treated for tax purposes as a Nonstatutory Share Option.

          (i) "Director" means a member of the Board.
               --------

          (j) "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (m) "Fair Market Value" means, as of any date, the value of Ordinary
               -----------------
Shares determined as follows:

               (i) If the Ordinary Shares are listed on any established stock exchange or a national market system in the United States of America, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of an Ordinary Share shall be the closing sales price for such Ordinary Share (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Ordinary Shares) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (ii) If the Ordinary Shares are quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of an Ordinary Share shall be the mean between the high bid and low asked prices for the Ordinary Shares on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (iii) In the absence of an established market for the Ordinary Shares, the Fair Market Value shall be determined in good faith by the Administrator;

                (iv) In no event shall Fair Market Value be less than the par value of the Ordinary Shares.

          (n) "Incentive Share Option" means an Option intended to qualify as an
               ----------------------
incentive share option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Nonstatutory Share Option" means an Option not intended to
               -------------------------
qualify as an Incentive Share Option.

          (p) "Notice of Grant" means a written notice evidencing certain terms
               ---------------
and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" means an option to purchase Ordinary Shares granted
               ------
pursuant to the Plan.

          (s) "Option Agreement" means a written agreement between the Company
               ----------------
and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the plan.

          (t) "Option Exchange Program" means a program whereby outstanding
               -----------------------
options are surrendered in exchange for options with a lower exercise price.

          (u) "Optioned Share" means the Ordinary Shares subject to an Option.
               --------------

          (v) "Optionee" means an Employee or Consultant who holds an
               --------
outstanding Option.

          (w) "Ordinary Shares" mean the Ordinary Shares of the Company.
               ---------------

          (x) "Parent" means a "parent corporation", whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (y) "Plan" means this 1994 Share Option Plan.
               ----

          (z) "Rule 16b-3" means Rule l6b-3 of the Exchange Act or any successor
               ----------
to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (aa) "Subsidiary" means a "subsidiary corporation", whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.   Shares Subject to the Plan.  Subject to the provisions of Section 12
          --------------------------
of the Plan, the maximum aggregate number of Ordinary Shares which may be optioned and sold under the Plan is 7,243,004 Ordinary Shares. The Ordinary Shares may be authorized, but unissued.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Ordinary Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Ordinary Shares that have actually been issued under the
--------
Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure.
               ---------

               (i)      Multiple Administrative Bodies.  If permitted by
                        ------------------------------
Rule l6b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

               (ii)     Administration With Respect to Directors and Officers
                        -----------------------------------------------------
Subject to Section 16(b).  With respect to Option grants made to Employees who
---------- -------------
are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

               (iii)    Administration With Respect to Other Persons.  With
                        --------------------------------------------
respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b)  Powers of the Administrator.  Subject to the provisions of the
               ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Ordinary Shares, in accordance with Section 2(m) of the Plan;

               (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of Ordinary Shares to be covered by each Option granted hereunder;

               (v)      to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Ordinary Shares covered by such Option shall have declined since the date the Option was granted;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xii)    to institute an Option Exchange Program;

               (xiii) to determine the terms and restrictions applicable to Options; and

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision.  The Administrator's
               ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5.   Eligibility.  Nonstatutory Share Options may be granted to Employees
          -----------
and Consultants. Incentive Share Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

     6.   Limitations.
          -----------

          (a) Each Option shall be designated in the Notice of Grant as either an Incentive Share Option or a Nonstatutory Share Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market
Value:

              (i) of Ordinary Shares subject to an Optionee's Incentive Share Options granted by the Company, any Parent or Subsidiary, which

              (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary)

exceeds $100,000, such excess Options shall be treated as Nonstatutory Share Options. For purposes of this Section 6(a), Incentive Share Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Ordinary Shares shall be determined as of the time of grant.

          (b) Subject to Applicable Laws, neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options to
Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 125,000 Ordinary Shares.

               (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

               (iii) If an Option is canceled in the same fiscal year of the Company it was granted (other than in connection with a transaction described in Section 12), the canceled Option will be counted against the limit set forth in this Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7.   Term of Plan.  Subject to Section 18 of the Plan, the Plan shall
          ------------
become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8.   Term of Option.  The term of each Option shall be stated in the Notice
          --------------
of Grant; provided, however, that in the case of an Incentive Share Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Share Option granted to an Optionee who, at the time the Incentive Share Option is granted, owns a number of Ordinary Shares representing more than ten percent (10%) of the voting power of all classes of share of the Company or any Parent or Subsidiary, the term of the Incentive Share Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a) Exercise Price.  The per share exercise price for the Ordinary
              --------------
Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Share Option

                    (A) granted to an Employee who, at the time the Incentive Share Option is granted, owns a number of Ordinary Shares representing more than ten percent (10%) of the voting power of all classes of share of the Company or any Parent or Subsidiary, the per Ordinary Share exercise price shall be no less than 110% of the Fair Market Value per Ordinary Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Ordinary Share exercise price shall be no less than 100% of the Fair Market Value per Ordinary Share on the date of grant.

               (ii) In the case of a Nonstatutory Share Option, the per Ordinary Share exercise price shall be determined by the Administrator subject to the Applicable Laws.

          (b) Waiting Period and Exercise Dates.  At the time an Option is
              ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) Form of Consideration.  The Administrator shall determine the
              ---------------------
acceptable form of consideration for exercising an Option, including the method of payment, subject to compliance with Applicable Laws. In the case of an Incentive Share Option, the Administrator shall determine the acceptable form of consideration at the time of grant, subject to compliance with Applicable Laws. Such consideration may consist entirely of:

               (i)      cash;

               (ii)     check;

               (iii)    promissory note;

               (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (v)      any combination of the foregoing methods of payment; or

               (vi) such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.
          ------------------

          (a) Procedure for Exercise; Rights as a Shareholder.  Any Option
              -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of an Ordinary
Share.

               An Option shall be deemed exercised when the Company receives:
(i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Ordinary Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan and permitted under the Applicable Laws. Ordinary Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the share certificate evidencing such Ordinary Shares is issued (as evidenced by the entry of the name of the purchaser of such Option Shares in the Registry of Members of the Company) no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Share, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such share certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 12 of the Plan.

          Exercising an Option in any manner shall decrease the number of Ordinary Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship.  Upon
              ----------------------------------------------------
termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 90 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Share Option, such period of time shall not exceed ninety (90) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee.  In the event that an Optionee's
              ----------------------
Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee.  In the event of the death of an Optionee, the
              -----------------
Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein; the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

          (e) Rule 16b-3.  Options granted to individuals subject to Section 16
              ----------
of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11.  Non-Transferability of Options.  An Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12.  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
          ----------------------------------------------------------------------
Sale or Change of Control.
-------------------------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the number of Ordinary Shares covered by each outstanding Option, and the number of Ordinary Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Ordinary Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a share subdivision, reverse share subdivision, scrip dividend, combination or reclassification of Ordinary Shares, or any other increase or decrease in the number of issued Ordinary Shares effected (subject to Applicable Laws) without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of share of any class, or securities convertible into shares of share of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Share, including Ordinary Shares as to which the Option would not otherwise be exercisable.

          (c) Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Share, including Ordinary Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Ordinary Share of Optioned Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether share, cash, or other securities or property) received in the merger or sale of assets by holders of Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common share of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Ordinary Share of Optioned Share subject to the Option, to be solely common share of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the merger or sale of assets.

     13.  Date of Grant.  The date of grant of an Option shall be, for all
          -------------
purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) Amendment and Termination.  The Board may at any time amend,
              -------------------------
alter, suspend or terminate the Plan.

          (b) Shareholder Approval.  The Company shall obtain shareholder
              --------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Ordinary Shares are listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c) Effect of Amendment or Termination.  No amendment, alteration,
              ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a) Legal Compliance.  Ordinary Shares shall not be issued pursuant to
              ----------------
the exercise of an Option unless the exercise of such Option and the issuance and delivery of such

Ordinary Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any share exchange or quotation system upon which the Ordinary Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations.  As a condition to the exercise of an
              --------------------------
Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Liability of Company.
          --------------------

          (a) Inability to Obtain Authority.  The inability of the Company to
              -----------------------------
obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained.

          (b) Grants Exceeding Allotted Ordinary Shares.  If the Optioned Share
              -----------------------------------------
covered by an Option exceeds, as of the date of grant, the number of Ordinary Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Share, unless shareholder approval of an amendment sufficiently increasing the number of Ordinary Shares subject to the Plan is timely obtained in accordance with
Section 14(b) of the Plan.

     17.  Reservation of Ordinary Shares.  The Company, during the term of this
          ------------------------------
Plan, will at all times reserve and keep available such number of authorized Ordinary Shares as shall be sufficient to satisfy the requirements of the Plan.

     18.  Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                 CBT GROUP, PLC

                             SHARE OPTION AGREEMENT


     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF SHARE OPTION
     ----------------------

[Optionee's Name and Address]

     You have been granted an option to purchase Ordinary Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number
                                                ------------------------------
     Date of Grant
                                                ------------------------------
     Vesting Commencement Date
                                                ------------------------------
     Exercise Price per Ordinary Share          $
                                                 -----------------------------
     Total Number of Ordinary Shares Granted
                                                ------------------------------
     Total Exercise Price                       $
                                                 -----------------------------

     Type of Option:                                 Incentive Share Option
                                                ---
                                                     Nonstatutory Share Option
                                                ---

     Term/Expiration Date:
                                                ------------------------------
     Vesting Schedule:
     ----------------

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     [25% of the Ordinary Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Ordinary Shares subject to the Option shall vest each month thereafter].

Termination Period:
------------------

     This Option may be exercised for ____ [days/months] after termination of the Optionee's employment or consulting relationship with the Company. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In the event of the Optionee's change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT
     ---------

     1.   Grant of Option.  The Plan Administrator of the Company hereby grants
          ---------------
to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase the number of Ordinary Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Share Option ("ISO"), this Option is intended to qualify as an Incentive Share Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Share Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Share Option ("NSO").

     2.   Exercise of Option.
          ------------------

          (a) Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise.  This Option is exercisable by delivery of an
              ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"),
                                         ---------
which shall state the election to exercise the Option, the number of Ordinary Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Ordinary Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any share exchange or quotation service upon which the Ordinary Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.   Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)  cash; or

          (b)  check; or

          (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     4.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution on intestacy and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.   Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6.   Tax Consequences.  Some of the United States federal and California
          ----------------
state tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. OPTIONEES WHO ARE RESIDENTS OF IRELAND OR MAY BE OTHERWISE SUBJECT TO TAX LAWS OF OTHER JURISDICTIONS SHOULD CONSULT A TAX ADVISER WITH RESPECT TO SUCH TAX LAWS BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Exercising the Option.
               ---------------------

               (i)  Nonstatutory Share Option.  The Optionee may incur regular
                    -------------------------
United States federal income tax and California state income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Ordinary Shares if such withholding amounts are not delivered at the time of exercise.

               (ii)  Incentive Share Option.  If this Option qualifies as an
                     ----------------------
ISO, the Optionee will have no regular United States federal income tax or California state income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for United States federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Share Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Share Option and will be treated for tax purposes as a Nonstatutory Share Option on the ninety-first (91st) day following such change of status.

          (b)  Disposition of Shares.
               ---------------------

               (i)  NSO.  If the Optionee holds NSO Ordinary Shares for at
                    ---
least one year, any gain realized on disposition of the Ordinary Shares will be treated as long-term capital gain for federal income tax purposes.

               (ii) ISO.  If the Optionee holds ISO Ordinary Shares for at least
                    ---
one year after exercise and two years after the grant date, any gain realized on disposition of the Ordinary Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Ordinary Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Ordinary Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Ordinary Shares and the aggregate Exercise Price.

          (c) Notice of Disqualifying Disposition of ISO Ordinary Shares.  If
              ----------------------------------------------------------
the Optionee sells or otherwise disposes of any of the Ordinary Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Ordinary Shares by payment in cash or out of the current earnings paid to the Optionee.

     7.   Entire Agreement; Governing Law.  The Plan is incorporated herein by
          -------------------------------
reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is subject to and conditional upon compliance with the Applicable Laws, in particular, the laws of Ireland.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                               CBT GROUP, PLC


                                        By:
------------------------------              ------------------------------
Signature

                                        Title:
------------------------------                ----------------------------
Print Name

------------------------------
Residence Address


------------------------------

                               CONSENT OF SPOUSE
                               -----------------


     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Ordinary Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.


                                    ---------------------------------
                                    Spouse of Optionee

                                   EXHIBIT A
                                   ---------

                             1994 SHARE OPTION PLAN

                                EXERCISE NOTICE


CBT Group, plc
c/o CBT Systems USA, Ltd.
400 Oyster Point Boulevard
Suite 401
South San Francisco, CA  94080

Attention:  Secretary

     1.   Exercise of Option.  Effective as of today, ________________, 199__,
          ------------------
the undersigned ("Purchaser") hereby elects to purchase ____________ Ordinary Shares (the "Shares") of the Ordinary Shares of CBT Group, p1c (the "Company") under and pursuant to the 1994 Share Option Plan (the "Plan") and the Share Option Agreement dated _______________, 19___ (the "Option Agreement"). The purchase price for the Shares shall be $________, as required by the Option Agreement.

     2.   Delivery of Payment.  Purchaser herewith delivers to the Company the
          -------------------
full purchase price for the Shares.

     3.   Representations of Purchaser.  Purchaser acknowledges that Purchaser
          ----------------------------
has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4.   Rights as Shareholder.  Until the entry of the Purchaser in the
          ---------------------
Registry of Members of the Company occurs, no right to vote and receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 12 of the Plan.

     5.   Tax Consultation.  Purchaser understands that Purchaser may suffer
          ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.   Entire Agreement; Governing Law.  The Plan and Option Agreement are
          -------------------------------
incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This Agreement is subject to and conditional upon compliance with the Applicable Laws, in particular, the laws of Ireland.


Submitted by:                           Accepted by:

PURCHASER:                              CBT GROUP, PLC


                                        By:
--------------------------------           ------------------------------
Signature


                                        Its:
--------------------------------             ----------------------------
Print Name

Address:                                Address:
-------                                 -------

                                        c/o CBT Systems USA, Ltd.
-------------------------               400 Oyster Point Boulevard
                                        Suite 401
-------------------------               South San Francisco, CA 94080